Exhibit 99.1

Surmodics Reports Fourth Quarter Fiscal 2017 Results and Provides Fiscal 2018 Guidance

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--November 8, 2017--Surmodics, Inc. (Nasdaq: SRDX), a leading provider of medical device and in vitro diagnostic technologies to the healthcare industry, today announced results for its fiscal 2017 fourth quarter, ended September 30, 2017 and financial outlook for fiscal 2018.

Recent Highlights

  First Patient Enrolled in TRANSCEND Pivotal Clinical Trial for SurVeil® Drug-Coated Balloon
  Global Approvals of .014" Low-Profile PTA Balloon Dilation Catheter
  Q4 2017 Revenue of $20.1 Million, up 10.5%
  EPS of $0.03, Non-GAAP EPS of $0.18

“We are pleased with the execution of our whole-product solutions strategy with the recently announced first patient enrolled in TRANSCEND, the pivotal clinical trial for the SurVeil® drug-coated balloon (DCB), and global approvals of our .014" Low-Profile PTA Balloon Dilation Catheter,” said Gary Maharaj, President & CEO of Surmodics. “We have made meaningful advancements on several key development and clinical initiatives through our fiscal 2017 and look forward to expanding on those achievements in fiscal 2018. Further, our fourth fiscal quarter was marked by strong revenue growth and operational execution across our business.”

Fourth Quarter Fiscal 2017 Financial Results
Total revenue for the fourth quarter of fiscal 2017 was $20.1 million, as compared with $18.2 million in the prior-year period.

Medical Device revenue was $14.7 million in the fourth quarter of fiscal 2017, as compared with $13.7 million the year-ago period, an increase of 7.5%. In Vitro Diagnostics revenue was $5.3 million for the fourth quarter of fiscal 2017 as compared with $4.5 million in the same prior-year quarter, an increase of 19.8%.

Diluted GAAP earnings per share in the fourth quarter of fiscal 2017 were $0.03 as compared with $0.20 in the year-ago period. On a non-GAAP basis, earnings per share were $0.18 in the fourth quarter of fiscal 2017 versus $0.26 last year. The decrease in earnings per share in the current quarter period reflects previously announced increased investments in research, development and other operating expenses to support the Company’s whole-product solutions strategy, including the SurVeil DCB and other proprietary products as well as lower hydrophilic royalty revenue, partially offset by a $1.1 million license fee earned in the fourth quarter of fiscal 2017.

As of September 30, 2017, cash and investments were $48.3 million. Surmodics generated cash from operating activities of $14.1 million in fiscal 2017. Capital expenditures totaled $6.4 million for fiscal 2017.

Fiscal 2018 Outlook
Surmodics expects fiscal year 2018 revenue to range from $72.0 million to $75.0 million. The Company expects diluted loss in the range of $0.50 to $0.75 per share, which reflects the Company’s commitment to accelerate execution of its whole-product solutions strategy with increased research and development investments. Non-GAAP diluted loss is expected to be in the range of $0.16 to $0.41 per share.

Conference Call
Surmodics will host a webcast at 7:30 a.m. CT (8:30 a.m. ET) today to discuss fourth quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the fourth quarter conference call will be available by dialing 888-203-1112 and entering conference call ID passcode 1387738. The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, November 8, 2017, until 10:30 a.m. CT on Wednesday, November 15, 2017.

About Surmodics, Inc.
Surmodics is the global leader in surface modification technologies for intravascular medical devices and a leading provider of chemical components for in vitro diagnostic (IVD) tests and microarrays. Following two recent acquisitions of Creagh Medical and NorMedix, the Company is executing a key growth strategy for its medical device business by expanding to offer total intravascular product solutions to its medical device customers. The combination of proprietary surface technologies, along with enhanced device design, development and manufacturing capabilities, enables Surmodics to significantly increase the value it offers with highly differentiated intravascular solutions designed and engineered to meet the most demanding requirements. With this focus on offering total solutions, Surmodics’ mission remains to improve the detection and treatment of disease. Surmodics is headquartered in Eden Prairie, Minnesota. For more information about the company, visit www.surmodics.com. The content of Surmodics’ website is not part of this press release or part of any filings that the company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2018, and our SurVeil DCB and other proprietary products, including the timing, impact and success of the TRANSCEND clinical trial, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully develop, obtain regulatory approval for, and commercialize our SurVeil DCB, and other proprietary products; (2) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies; (3) our ability to successfully identify, acquire, and integrate target companies, and achieve expected benefits from acquisitions that are consummated; (4) possible adverse market conditions and possible adverse impacts on our cash flows, and (5) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Surmodics is reporting non-GAAP financial results including non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, EBITDA and non-GAAP diluted net income per share, and the non-GAAP effective tax rate. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financial statements, provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact on our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

Surmodics, Inc. and Subsidiaries Condensed Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenue:
Product sales	$8,826	$8,133	$32,790	$30,999
Royalties and license fees	9,223	7,996	31,787	33,203
Research, development and other	2,009	2,025	8,535	7,164
Total revenue	20,058	18,154	73,112	71,366
Operating costs and expenses:
Product costs	3,317	2,839	11,422	10,908
Research and development	9,713	5,303	31,817	18,498
Selling, general and administrative	5,307	5,011	20,478	18,000
Acquisition transaction, integration and other costs	—	—	—	3,187
Acquired intangible asset amortization	629	482	2,419	2,422
Contingent consideration expense (gain)	676	436	(127)	1,492
Total operating costs and expenses	19,642	14,071	66,009	54,507
Operating income	416	4,083	7,103	16,859
Other income (loss), net	(224)	17	(70)	89
Income from operations before income taxes	192	4,100	7,033	16,948
Income tax benefit (provision)	208	(1,456)	(3,107)	(6,963)
Net income	$400	$2,644	$3,926	$9,985

Basic income per share:	$0.03	$0.20	$0.30	$0.77

Diluted income per share:	$0.03	$0.20	$0.29	$0.76

Weighted average number of shares outstanding:
Basic	13,041	13,088	13,153	12,998
Diluted	13,365	13,408	13,389	13,219

Surmodics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands) (Unaudited)

	September 30,
	2017	2016
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$16,534	$24,987
Available-for-sale securities	31,802	21,954
Accounts receivable, net	7,211	6,869
Inventories, net	3,516	3,579
Prepaids and other	1,820	1,169
Total Current Assets	60,883	58,558
Property and equipment, net	22,942	19,601
Deferred tax assets	4,027	5,027
Intangible assets, net	20,562	22,525
Goodwill	27,282	26,555
Other assets	897	628
Total Assets	$136,593	$132,894
Liabilities and Stockholders’ Equity
Current Liabilities	9,803	10,135
Contingent consideration, less current portion	13,114	13,592
Other long-term liabilities	2,119	2,334
Total Liabilities	25,036	26,061
Total Stockholders’ Equity	111,557	106,833
Total Liabilities and Stockholders’ Equity	$136,593	$132,894

Surmodics, Inc. and Subsidiaries Supplemental Segment Information (in thousands) (Unaudited)

	Three Months Ended September 30
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$14,723	73.4%	$13,702	75.5%	7.5%
In Vitro Diagnostics	5,335	26.6%	4,452	24.5%	19.8%
Total revenue	$20,058		$18,154		10.5%

	Years Ended September 30,
	2017		2016
Revenue:		% of Total		% of Total	% Change
Medical Device	$53,983	73.8%	$53,202	74.5%	1.5%
In Vitro Diagnostics	19,129	26.2%	18,164	25.5%	5.3%
Total revenue	$73,112		$71,366		2.4%

	Three Months Ended		Years Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating income:
Medical Device	$276	$4,150	$6,902	$16,975
In Vitro Diagnostics	2,371	1,817	8,293	$7,115
Total segment operating income	2,647	5,967	15,195	24,090
Corporate	(2,231)	(1,884)	(8,092)	$(7,231)
Total income from operations	$416	$4,083	$7,103	$16,859

Surmodics, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts Schedule of Adjusted EBITDA and Cash Flows from Operations (in thousands) (Unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net Income	$400	$2,644	$3,926	$9,985
Income tax (benefit) provision	(208)	1,456	3,107	6,963
Depreciation and amortization	1,549	1,170	5,555	4,875
EBITDA	1,742	5,270	12,588	21,823

Adjustments:
Contingent consideration (gain) loss (1)	676	436	(127)	1,492
Foreign exchange loss (2)	347	146	474	481
Gain on strategic investment (4)	(43)	(136)	(43)	(497)
Asset impairment (5)	427	—	427	—
Acquisition transaction, integration and other costs (7)	—	—	—	3,187
Adjusted EBITDA	$3,149	$5,716	$13,319	$26,486

Net Cash Provided by Operating Activities	$6,397	$6,671	$14,053	$25,166

Estimated Non-GAAP Net Loss per Common Share Reconciliation For the Fiscal Year Ended September 30, 2018 (Unaudited)

	Fiscal 2018 Full-Year Estimate

	Low	High
GAAP results	$(0.75)	$(0.50)
Contingent consideration adjustments (1)	0.18	0.18
Amortization of acquired intangibles (3)	0.16	0.16
Non-GAAP results	$(0.41)	$(0.16)

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation (in thousands, except per share data) (Unaudited)

	For the Three Months Ended September 30, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (8)	Diluted EPS	Effective tax rate
GAAP	$20,058	$416	2.1%	$192	$400	$0.03	(108.3)%
Adjustments:
Contingent consideration expense (1)	―	676	3.4	676	676	0.05	83.9
Foreign exchange loss (2)	―	—	—	347	347	0.03	6.8
Amortization of acquired intangible assets (3)	―	629	3.1	629	550	0.04	10.1
Gain on strategic investment (4)	―	—	—	(43)	(43)	(0.00)	(0.2)
Asset impairment (5)	―	427	2.1	427	427	0.03	1.4
Non-GAAP	$20,058	$2,148	10.7%	$2,228	$2,357	$0.18	(5.8)%

	For the Three Months Ended September 30, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (8)	Diluted EPS	Effective tax rate
GAAP	$18,154	$4,083	22.5%	$4,100	$2,644	$0.20	35.5%
Adjustments:
Contingent consideration accretion expense (1)	―	436	2.4	436	436	0.03	(3.4)
Foreign exchange loss (2)	―	—	—	146	146	0.01	(1.0)
Amortization of acquired intangible assets (3)	―	482	2.7	482	392	0.03	(1.2)
Gain on strategic investment (4)	―	—	—	(136)	(136)	(0.01)	0.8
Non-GAAP	$18,154	$5,001	27.6%	$5,028	$3,482	$0.26	30.7%

Surmodics, Inc., and Subsidiaries Net Income and Diluted EPS GAAP to Non-GAAP Reconciliation – continued (in thousands, except per share data) (Unaudited)

	For the Year Ended September 30, 2017
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (8)	Diluted EPS	Effective tax rate
GAAP	$73,112	$7,103	9.7%	$7,033	$3,926	$0.29	44.2%
Adjustments:
Contingent consideration gain (1)	―	(127)	(0.2)	(127)	(127)	(0.01)	0.8
Foreign exchange loss (2)	―	—	—	474	474	0.04	(2.9)
Amortization of acquired intangible assets (3)	―	2,419	3.3	2,419	2,105	0.16	(7.2)
Gain on strategic investment (4)	―	—	—	(43)	(43)	(0.00)	0.2
Asset impairments (5)	―	427	0.6	427	427	0.03	(1.5)
Non-GAAP	$73,112	$9,822	13.4%	$10,183	$6,762	$0.51	33.6%

	For the Year Ended September 30, 2016
	Total Revenue	Operating Income	Operating Income Percentage	Income Before Income Taxes	Net Income (8)	Diluted EPS	Effective tax rate
GAAP	$71,366	$16,859	23.6%	$16,948	$9,985	$0.76	41.1%
Adjustments:
Contingent consideration expense (1)	―	1,492	2.1	1,492	1,492	0.11	(3.3)
Foreign exchange loss (2)	―	—	—	481	481	0.03	(1.0)
Amortization of acquired intangible assets (3)	—	2,422	3.4	2,422	2,047	0.15	(2.4)
Gain on strategic investment (4)	―	—	—	(497)	(497)	(0.04)	0.8
Research and development tax credit (6)	―	—	—	—	(222)	(0.02)	1.1
Acquisition transaction, integration and other costs (7)	―	3,187	4.5	3,187	2,860	0.22	(3.4)
Non-GAAP	$71,366	$23,960	33.6%	$24,033	$16,146	$1.21	32.8%

(1)	Represents accounting adjustments to state acquisition-related contingent consideration liabilities at their estimated fair value, including accretion for the passage of time as well as adjustments to the liabilities’ fair values related to changes in the timing and/or probability of achieving milestones which trigger payment. The tables include contingent consideration liability adjustments in each respective historical period and do not include in future-period fair value changes, other than estimated accretion expense determined at the end of the current quarter.
(2)	Foreign exchange gain and loss are related to marking non-U.S. dollar contingent consideration to period-end exchange rates. The tables include foreign currency exchange loss or gain recorded in each respective historical period and do not include forecasted currency fluctuations in future periods.
(3)	Amortization of acquisition-related intangible assets and associated tax impact.
(4)	Represents the gain recognized on the sale of strategic investments.
(5)	Impairment of indefinite-lived intangible assets.
(6)	Represents a discrete income tax benefit associated with the December 2015 signing of the Protecting Americans from Tax Hikes Act of 2015, which retroactively reinstated federal R&D income tax credits for calendar 2015.
(7)	Represents acquisition-related costs, including due diligence and integration expenses. Due diligence and other fees include legal, tax, investment banker and other expenses associated with acquisitions that can be highly variable and not representative of on-going operations. Most of these costs were not deductible for income tax purposes.
(8)	Net income includes the effect of the above adjustments on the income tax provision, taking into account deferred taxes and non-deductible items. An effective rate between 34-35% was used to estimate the income tax impact of the adjustments, except that expenses occurring in Ireland have not been tax-affected as all tax benefits are offset by a full valuation allowance.

CONTACT:
Surmodics, Inc.
Andy LaFrence, 952-500-7000
ir@surmodics.com